EXHIBIT 21.1

COMPANY NAME	JURISDICTION OF CREATION
Binney’s Gazette Ltd.	Ireland
Business Ratios Ltd.	England
Corinthian Holdings, Inc.	Delaware
Corinthian Leasing Corporation	Delaware
D&B Group Ltd.	Delaware
D&B Acquisition Corp.	Delaware
D&B Espana S.A.	Spain
D&B Europe Ltd.	England
D&B Group Holdings (UK) Ltd.	England
D&B Holdings (UK)	England
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Consultant (Shanghai) Co. Ltd.	Peoples Republic of China
D&B Investors, LP	Delaware
D&B Property Holdings, Inc	Delaware
D&B Unterstuzungskasse GmbH	Germany
Datahouse Spa	Italy
Datanet S.r.l.	Italy
Dataquest Europe Ltd.	England
DBS Medium Systems Ireland (Ireland)	Ireland
DBS Moyens Systems S.A. (France)	France
Dun Bradstreet Belgium NV/SA	Belgium
Dun Bradstreet (HK) Limited	Hong Kong
Dun Bradstreet (NMR) Limited	England
Dun Bradstreet (SCS) B.V.	Netherlands
Dun Bradstreet (Singapore) Pte. Ltd.	Singapore
Dun Bradstreet (Switzerland) AG	Switzerland/Delaware
Dun Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England
Dun Bradstreet B.V.	Netherlands
Dun Bradstreet C.A.	Venezuela
Dun Bradstreet Canada B.V.	Netherlands
Dun Bradstreet Canada Holding, Ltd	Canada

COMPANY NAME	JURISDICTION OF CREATION
Dun Bradstreet Computer Leasing, Inc.	Delaware
Dun Bradstreet Credit Control, Ltd.	Delaware
Dun Bradstreet Credit Reporting (Israel)	Israel
Dun Bradstreet Danmark Holding A/S	Denmark
Dun Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun Bradstreet Denmark A/S (Denmark)	Denmark
Dun Bradstreet Deutschland GmbH	Germany/Delaware
Dun Bradstreet Do Brasil, Ltda.	Brazil/Delaware
Dun Bradstreet Europe, Ltd.	Delaware
Dun Bradstreet Finance, Ltd.	England
Dun Bradstreet France S.C.S.	France
Dun Bradstreet Holding Norway A/S	Norway
Dun Bradstreet Holdings B.V.	Netherlands
Dun Bradstreet Holdings-France, Inc.	Delaware
Dun Bradstreet Hungaria Informacio Szolgaltato Korlatolt Felelosegu Tarasag	Hungary
Dun Bradstreet, Inc.	Delaware
Dun Bradstreet Information Services Ges.mbH	Austria
Dun Bradstreet Information Services India Pvt. Ltd.	India
Dun Bradstreet International, Ltd.	Delaware
Dun Bradstreet Japan Ltd.	Japan
Dun Bradstreet Limited	Ireland
Dun Bradstreet Limited	England
Dun Bradstreet Marketing Services N.V.-S.A.	Belgium
Dun Bradstreet Poland sp. zo.o.	Poland
Dun Bradstreet Portugal, Ltda.	Portugal
Dun Bradstreet Properties Ltd.	England
Dun Bradstreet S.A.	Argentina
Dun Bradstreet S.A.	Peru
Dun Bradstreet S.A.	Uruguay
Dun Bradstreet S.p.A.	Italy
Dun Bradstreet Servicios De Consultadoria E Apoio a Gestao De Contas Correntes, Lda.	Portugal
Dun Bradstreet Software Services International, Inc.	Georgia
Dun Bradstreet spol s. r. o.	Czech Republic
Dun Bradstreet Teleupdate Center GmbH	Germany
Dun Bradstreet Ventures, Inc.	Delaware

COMPANY NAME	JURISDICTION OF CREATION
DunBrad, Inc	Delaware
Duns Investing Corporation	Delaware
Duns Investing VII Corporation	Delaware
Duns Investing VIII Corporation	Delaware
Duns Investing IX Corporation	Delaware
Dunsgate Limited	England
DunsNet, LLC	Delaware
Enniscale Holdings Ltd.	England
Harris Infosource International, Inc.	Ohio
Hoover’s, Inc.	Delaware
Ifico-Buergel AG	Switzerland
Italservice Bologna S.r.l	Italy
Italservice Spa	Italy
Italservice Srl	Italy
Kosmos Business Information Limited	England
Live Capital, Inc.	California
McCormack Dodge (Argentina)	Argentina
McCormack Dodge Mexico (Mexico)	Mexico
Microband of Virginia, Inc.	Virginia
Milano Data Entry Srl	Italy
MostMetals.com Limited	England
MSA Do Brasil Sistemas E Metados Ltda.	Brazil
N.V. Dun Bradstreet-Eurinform S.A.	Delaware
Open Ratings, Inc.	Massachusetts
Palmetto Assurance Ltd.	Bermuda
RDS s.r.l.	Italy
Stubbs (Ireland) Ltd.	England
Stubbs’ Directories Ltd.	England
Stubbs’ Ltd.	England
The D&B Companies of Canada Ltd.	Canada
The Dun Bradstreet Corporation Foundation (non-profit)	Delaware
Who Owns Whom Ltd.	England